Exhibit 99.1

PAVmed Retires Convertible Debt

NEW YORK, March 3, 2021 (GLOBE NEWSWIRE) — PAVmed Inc. (Nasdaq: PAVM, PAVMZ) (the “Company” or “PAVmed”), a highly differentiated, multi-product, commercial-stage medical device company, today announced that it has retired all of the Company’s outstanding convertible debt, applying approximately $14.5 million of the proceeds of its recent underwritten common stock offering to pay the full outstanding balance of all of its convertible notes, which were held by Alto Opportunity Master Fund.

About PAVmed

PAVmed Inc. is a highly differentiated, multi-product, commercial-stage medical device company employing a unique business model designed to advance innovative products to commercialization rapidly and with less capital than the typical medical device company. This proprietary model enables PAVmed to pursue an expanding pipeline strategy with a view to enhancing and accelerating value creation while seeking to further expand its pipeline through relationships with its network of clinician innovators at leading academic centers. PAVmed’s diversified product pipeline addresses unmet clinical needs encompassing a broad spectrum of clinical areas with attractive regulatory pathways and market opportunities. Its four operating divisions include GI Health (EsoGuard® Esophageal DNA Test, EsoCheck® Esophageal Cell Collection Device, and EsoCure™ Esophageal Ablation Device with Caldus™ Technology), Minimally Invasive Interventions (CarpX® Minimally Invasive Device for Carpal Tunnel Syndrome), Infusion Therapy (PortIO™ Implantable Intraosseus Vascular Access Device and NextFlo™ Highly Accurate Infusion Platform Technology), and Emerging Innovations (non-invasive laser-based glucose monitoring, pediatric ear tubes, and mechanical circulatory support). For more information, please visit www.pavmed.com, follow us on Twitter, connect with us on LinkedIn, and watch our videos on YouTube. For more information on our majority owned subsidiary, Lucid Diagnostics Inc., please visit www.luciddx.com, follow Lucid on Twitter, and connect with Lucid on LinkedIn. For detailed information on EsoGuard, please visit www.EsoGuard.com and follow us on Twitter, Facebook and Instagram.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of PAVmed’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Risks and uncertainties that may cause such differences include, among other things, volatility in the price of PAVmed’s common stock, Series W Warrants and Series Z Warrants; general economic and market conditions; the uncertainties inherent in research and development, including the cost and time required advance PAVmed’s products to regulatory submission; whether regulatory authorities will be satisfied with the design of and results from PAVmed’s preclinical studies; whether and when PAVmed’s products are cleared by regulatory authorities; market acceptance of PAVmed’s products once cleared and commercialized; our ability to raise additional funding and other competitive developments. PAVmed has not yet received clearance from the FDA or other regulatory body to market many of its products. The Company has been monitoring the COVID-19 pandemic and its impact on our business. The Company expects the significance of the COVID-19 pandemic, including the extent of its effect on the Company’s financial and operational results, to be dictated by, among other things, the success of efforts to contain it and the impact of actions taken in response. New risks and uncertainties may arise from time to time and are difficult to predict. All of these factors are difficult or impossible to predict accurately and many of them are beyond PAVmed’s control. For a further list and description of these and other important risks and uncertainties that may affect PAVmed’s future operations, see Part I, Item IA, “Risk Factors,” in PAVmed’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as the same may be updated in Part II, Item 1A, “Risk Factors” in any Quarterly Report on Form 10-Q filed by PAVmed after its most recent Annual Report. PAVmed disclaims any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in its expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

Contacts:

Investors

Mike Havrilla

Director of Investor Relations

(814) 241-4138

JMH@PAVmed.com

Media

Shaun O’Neil

Chief Commercial Officer

(518) 812-3087

SMO@PAVmed.com

Katie Gallagher

LaVoieHealthScience

(617) 792-3937

PAVmed@lavoiehealthscience.com